Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 33-48453 and No. 33-29316 of Sandy Spring Bancorp, Inc. on Post Effective Amendment No. 2 to Form S-8 and Form S-8, respectively, of our report dated June 23, 2008 relating to the financial statements for the year ended December 31, 2007, of the Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan, which appears in this Annual Report on Form 11-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Malvern, Pennsylvania
June 23, 2008